Exhibit 107

Calculation of Filing Fee Tables

FORM F-1
(Form Type)

KWESST MICRO SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Common Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Shares (2) (3)	Rule 457(o)			$3,450,000	$0.00015310	$528.20
Fees to be Paid	Equity	Pre-funded Warrants (3)	Rule 457(g)			(4)	$0.00015310
Fees to be Paid	Equity	Common Shares underlying Pre-funded Warrants (at an exercise price of $0.001) (3)	Rule 457(o)			(4)	$0.00015310
Fees to be Paid	Equity	Warrants to be issued to the underwriter (5) (6)	Rule 457(g)			(4)	$0.00015310
Fees to be Paid	Equity	Common Shares underlying Warrants issued to the underwriter (3)	Rule 457(o)			$215,625	$0.00015310	$33.01
Fee Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$3,665,625		$561.21
	Total Fees Previously Paid							$0
	Total Fee Offsets							$561.21
	Net Fee Due							$0

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the United States Securities Act of 1933, as amended (the "Securities Act").

(2) Includes common shares that may be purchased by the underwriter pursuant to its option to purchase additional common shares to cover over-allotments. Assumes no sale of any pre-funded warrants in lieu of common shares.

(3) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4) No registration fee required pursuant to Rule 457(g).

(5) The warrants are exercisable at a price per common share equal to 125% of the public offering price per common share.

(6) We have agreed to issue to ThinkEquity LLC, as representative of the underwriters, underwriter warrants that are immediately exercisable at an exercise price equal to 125% of the price per common share issued in the offering, which is equal to 5.0% of the common shares and/or pre-funded warrants issued in the offering. Resales of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, are registered hereby. Resales of common shares issuable upon exercise of the underwriter warrants are also being similarly registered on a delayed or continuous basis hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter warrants is $215,625, which is equal to 125% of $172,500 (5.0% of $3,450,000). See Underwriting.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source(3)
	Rule 457(p)
Fees Offset Claims	KWESST Micro Systems Inc.	F-1	333-279407	05/15/2024		$ 561.21 (7)	Equity	Common Shares, no par value per share, Pre-funded Warrants, Common Shares underlying Pre-funded Warrants, Warrants, Common Shares underlying Warrants		$6,109,375
Fees Offset Sources	KWESST Micro Systems Inc.	F-1	333-279407		05/15/2024						$ 561.21

(7) Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $561.21, which represents a portion of the $901.74 registration fee previously paid with respect to the contemplated registration of an aggregate of $6,109,375 of securities (the " Offset Securities") under the Registration Statement on Form F-1 (File No. 333-279407) filed on May 15, 2024, as amended on July 22, 2024 (the "Prior Registration Statement"). The Prior Registration Statement was not declared effective by the United States Securities and Exchange Commission and was withdrawn by the Registrant on August 14, 2024.